UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 7, 2012

CHINA GENGSHENG MINERALS, INC.
(Exact name of registrant as specified in charter)

Nevada	001-34649	91-0541437
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People’s Republic of China
(Address of principal executive offices)

451271 (Zip Code)

(86) 371-64059863
Registrant's telephone number, including area code

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On December 7, 2012, the Audit Committee of China GengSheng Minerals, Inc. (the “Company”) received a resignation letter from PKF, Certified Public Accountants, Hong Kong, China, a member firm of International Limited network of legally independent firms (“PKF”), as the Company’s independent registered public accounting firm. On December 10, 2012, the Company’s Audit Committee approved the resignation of PKF.

The reports of PKF on the Company's consolidated financial statements for the fiscal years ended December 31, 2011 and 2010 did not contain adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. For the years ended December 31, 2011 and 2010 and the subsequent periods through December 7, 2012, there were no disagreements between the Company and PKF on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PKF’s satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with its reports. For the years ended December 31, 2011 and 2010 and the subsequent interim period through December 7, 2012, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided PKF with a copy of this Report and the Company has requested that the PKF furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements above. A copy of this letter dated December 11, 2012 is filed as an exhibit to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	16.1	Letter from PKF dated December 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2012	CHINA GENGSHENG MINERALS, INC.

	By:	/s/ Shunqing Zhang
Shunqing Zhang
Chief Executive Officer and Chairman